UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2023 (January 19, 2023)

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On January 19, 2023, Mr. Randall Gonzales informed Eos Energy Enterprises, Inc. (the “Company”) of his intention to resign as Chief Financial Officer, effective as of January 23, 2023 (the “Separation Date”). Mr. Gonzales’ decision to resign was based on personal reasons and was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Gonzales will continue to serve as Chief Financial Officer through the Separation Date.

In connection with his resignation, Mr. Gonzales entered into a separation agreement with the Company. Mr. Gonzales’ separation agreement provides that, subject to his execution and non-revocation of a release of claims: (i) the vesting of 104,493 of his unvested restricted stock units will accelerate, (ii) his previously granted performance options will be amended to allow for the unvested performance options to remain outstanding subject to the achievement of the existing performance goals and the vested performance options (whether vesting before or after the Separation Date) to remain outstanding until the earlier of Mr. Gonzales exercising the options or the expiration of the options on June 16, 2032, (iii) Mr. Gonzales will receive a cash bonus for 2022 in proportion and to the extent one is paid to our executive officers, and (iv) the Company will pay Mr. Gonzales’ COBRA continuation coverage for six months following the Separation Date. Mr. Gonzales also agreed to cooperate with the Company’s executive management team through July 31, 2023 in connection with the transition of projects and matters with which he has familiarity and agreed that he will continue to be subject to the restrictive covenants set forth in his employment agreement with the Company.

Appointment of Chief Financial Officer

On January 19, 2023, the Board of Directors of the Company (the “Board”) appointed Nathan Kroeker (age 46) to serve as the Company’s Chief Financial Officer, effective January 23, 2023 (the “Commencement Date”).

Prior to joining the Company, from 2010 to 2020, Mr. Kroeker served as Chief Financial Officer and then as Chief Executive Officer of Spark Energy, a retail energy services company. As Spark Energy’s Chief Executive Officer, he led the company through its initial public offering and subsequent mergers and acquisitions transactions. From 2009 to 2010, Mr. Kroeker served as Senior VP, Head of Energy Finance for Macquarie Bank, and from 2004 to 2009 worked for Direct Energy, a provider of home and business energy services, ultimately becoming VP of Finance. Mr. Kroeker began his career in public accounting with Coopers & Lybrand and Arthur Andersen, before transitioning into transaction advisory with Ernst & Young. Mr. Kroeker holds a Bachelor of Commerce in Accounting from University of Manitoba in 1997, and is a Certified Public Accountant.

In connection with his appointment, on January 20, 2023, the Company entered into an employment agreement with Mr. Kroeker (the “Employment Agreement”), pursuant to which Mr. Kroeker will receive an annual base salary of $440,000, and will be eligible for a year-end target annual cash bonus of 50% of his annual base salary, with the actual bonus to be determined based on performance.

In addition, upon commencing his employment with the Company, Mr. Kroeker will also receive a grant of 300,000 restricted stock units of the Company (the “RSU Initial Grant”) that vest subject to continued employment, in three equal annual installments on each anniversary of the Date of Grant (defined below), provided that if the total aggregate value of the RSU Initial Grant remains less than $2,000,000 on July 3, 2023, then, contingent upon Executive’s continued employment through July 3, 2023, the Company will grant Mr. Kroeker up to 200,000 additional restricted stock units (the “Follow On Grant”) such that the total aggregate value of the restricted stock units as measured on July 3, 2023 is up to, but not in excess of, $2,000,000.

The Date of Grant for the RSU Initial Grant will be the Commencement Date, and the Date of Grant for any Follow On Grant will be July 3, 2023.

Mr. Kroeker will also be eligible for annual long-term incentive grants commensurate with his position, beginning with the annual grant to senior executives in 2023.

The Employment Agreement also provides that if Mr. Kroeker’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Kroeker for Good Reason (as defined in the Employment Agreement), then, subject to Mr. Kroeker’s execution and non-revocation of a release of claims, Mr. Kroeker will be entitled to receive: (i) any accrued but unpaid base salary and vacation earned through the date of termination, (ii) twelve months of continued base salary, (iii) a prorated annual bonus based on actual performance, (iv) full vesting of outstanding service-vesting equity awards (including the restricted stock units granted pursuant to the Employment Agreement) and (v) certain supplemental payments relating to continued participation in the Company’s health, dental and vision plans pursuant to COBRA for up to twelve months following termination of employment.

The Employment Agreement also includes customary confidentiality and assignment of intellectual property obligations, as well as non-competition and non-solicitation restrictions (both of employees and business relationships) that continue for 12 months following termination of employment.

There are no arrangements or understandings between Mr. Kroeker and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Kroeker is not related to any other executive officer or director of the Company. Mr. Kroeker has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary description of the Separation Agreement and the Employment Agreement are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and the Employment Agreement, which is filed as Exhibit 10.2 to this Form 8-K and, in each case, are incorporated herein by reference.

A copy of the press release announcing the actions described above is provided as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Separation Agreement dated January 20, 2023
10.2	Employment Agreement dated January 20, 2023
99.1	Press Release dated January 23, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: January 23, 2023	By:	/s/ Joe Mastrangelo
		Name:	Joe Mastrangelo
		Title:	Chief Executive Officer